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                                                                     EXHIBIT 8.3

                          [ARTHUR ANDERSEN LETTERHEAD]

Security Capital Group Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico 87501
USA

SC Realty Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico 87501
USA

October 12, 2000

Extension: 99 63 67 (tel.), 99 61 48 (fax)
thomas.schmelzer@de.arthurandersen.com

Ladies/Gentlemen:

   Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") and the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") that forms part of the Registration Statement of Security Capital Group Incorporated, a Maryland corporation ("SCGI"), filed with the Securities and Exchange Commission in connection with the proposed purchase by SC Realty Incorporated, a Nevada corporation ("Purchaser"), of all of the stock of Security Capital Holdings S.A., a Luxembourg corporation ("Holdings") from Security Capital U.S. Realty, incorporated in the Grand Duchy of Luxembourg as a Societe d'Investissement a Capital Fixe ("Seller"), pursuant to the Transaction Agreement dated as of September 26, 2000, by and among SCGI, Purchaser, and Seller (the "Transaction Agreement"). As described in the Registration Statement after Purchaser purchases the stock of Holdings from Seller, Seller will liquidate (the "Liquidation") and distribute to its stockholders the cash and Class B common stock of SCGI that constitute the sale proceeds for Holdings, less cash used to satisfy certain obligations of Holdings to its creditors. Any capitalized term used and not defined herein shall have the meaning given to it in the Registration Statement or the appendices thereto.

   We have relied upon the accuracy of the Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the purchase of Holdings and the Joint Proxy Statement-Prospectus (the "Joint Proxy Statement-Prospectus") included therein. Any capitalized term used and not defined herein has the meaning given to it in the Joint Proxy Statement-Prospectus or the appendices thereto (including the Merger Agreement).

   We have also assumed that: (i) the transactions contemplated by the Transaction Agreement will be consummated in accordance therewith and as described in the Joint Proxy Statement-Prospectus (and no transaction or condition found therein and material to this opinion will be waived by any party) and (ii) the Purchase and Sale of Holdings and the Liquidation will be validly consummated in accordance with the applicable law of Luxembourg.

   We have participated in the preparation of the discussion set forth in the section entitled "CERTAIN TAX CONSEQUENCES OF THE TRANSACTION--German Tax Considerations." In our opinion, such discussion, insofar as it relates to the German tax consequences of the Liquidation to the German Holders of Seller, is accurate in all material respects.
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   We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement, and to the reference to us in the Proxy Statement/Prospectus under the caption "CERTAIN TAX CONSEQUENCES OF THE TRANSACTION--German Tax Considerations." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

   This opinion relates solely to the German tax aspects of the Liquidation and the holding and disposition of any SCGI shares received in the Liquidation with respect to certain German Holders of Seller and no opinion is expressed as to the tax consequences to German Holders under any foreign (i.e., non-German), state or local tax.

   We are furnishing this opinion to you in connection with the Registration Statement and this opinion is not to be relied upon, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

Arthur Andersen
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft mbH

/s/ Dr. Stefan Kohler  /s/ Thomas Schmelzer
Dr. Stefan Kohler      ppa. Thomas Schmelzer